SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas  76102
    (Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code   817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01Other Events

On January 15, 2013, Wound Management Technologies, Inc. (the “Company”) received a final judgment resolving claims against the Company in the Securities and Exchange Commission’s civil enforcement action against the Company and its former CEO, Scott Haire, based upon actions alleged to have been taken in 2009. The judgment was delivered by the United States District Court for the Southern District of Florida.

Under the judgment, the Companyhas been permanently enjoined from violations of Section 17(a) of the Securities Act and Section 10(b) of the Securities Exchange Act involving the payment of undisclosed compensation to investment advisors, managers, trustees, or any associated person thereof or the manipulation of the price or volume of any security. The Company must also pay a civil penalty in the amount of $20,000 within fourteen days of the judgment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: January 16, 2013
By: /s/ Robert Lutz, Jr.
Robert Lutz, Jr., Chief Executive Officer